INVESTMENT AGREEMENT
                              --------------------

                 Made and entered into this ___ day of May, 2000

                                     BETWEEN

AMSIL Ltd.
Address: P.O. Box 73, Migdal Haemek 10550, Israel
                                                              (The "Company")

                                      AND

EUROTECH Ltd.
Address: 1216 16th Street, NW, Washington, DC 20036
                                                              (The "Investor")


WHEREAS the Company was formed according to the Agreement dated May 14, 1998, and the Investor invested in the Company according to the above agreement (the "First Agreement"), and,

WHEREAS the Company desires to receive an equity investment of 150,000 USD during the next months, and,

WHEREAS the Investor desires to subscribe for additional ordinary and management shares of the Company and to make an equity investment in the Company, and,

WHEREAS the Investor has received all of the information requested by it regarding the Company and all factual and legal information related thereto,


NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. The preamble and exhibits to this agreement forms an integral part hereof.

2.       PAYMENT
         In exchange for the issuance to it of 250 ordinary shares and 250 management shares of the Company, the Investor shall invest in the Company a total amount of $150,000 (one hundred and fifty thousand US dollars), in accordance with the following schedule:

         a) $75,000 shall be paid by the Investor no later than July 10, 2000.
         b) $75,000 shall be paid by the Investor no later than September 10, 2000.

         The said amounts will be transferred by the Investor from it's non-resident bank account in Israel to the Israeli bank account of the Company, or will be paid in NIS according to the representative rate of' the bank of Israel of the payment date.

3.       DIVISION OF SHARES AND ISSUANCE
         3.1 The Company's share capital at the time of the signing of this agreement consists of 36,000 authorized ordinary shares par value of 0.01 N.I.S each and 1000 management shares, of which 1000 shares were issued as follows:
                  a. Dr. Freddy Romm 500 ordinary and 500 management shares
                  b.       EUROTECH Ltd. 400 ordinary and 400 management shares
                  c.       Employees 100 ordinary and 100 management shares
                           (are held by the trustee - Incubator Ofek LaOleh).

         3.2 125 management and 125 ordinary shares shall be issued to the Investor upon the payment of the first installment and 125 management and 125 ordinary shares will be issued to the Investor upon the payment of the second installment. Immediately following the issuance of the shares to the Investor, the Investor shall own 650 management and 650 ordinary shares of the Company.

4. The Investor will be given the right to elect two members to the Board of Directors of the Company so long as the Investor hold at least 15% of the Company's shares. The Investor will be given the right to elect one member to the Board of Directors of the Company so long as the Investor hold at least 10% of the Company's management shares.

5        GENERAL
         5.1 This agreement shall be interpreted in accordance with, and governed in all aspects by the laws of the state of Israel and the competent courts in Haifa, shall have the exclusive jurisdiction over all disputes arising between the parties with respect to this agreement, its implementation or interpretation.
         5.2 The failure or delay of either party to require the performance of any term under this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent subsequent enforcement of such terms, nor be deemed a waiver of any subsequent or prolonged breach.
         5.3 Any notice sent by one party to the other by registered mail to the addresses heading the Agreement, or to addresses provided by one party to the other from time to time will be deemed to have been delivered on the 6th business day after the day of mailing. Fax messages will be deemed to have been delivered one business day after transmission.

6. All of the provisions of the First Agreement shall apply mutatis mutandis to this agreement as if incorporated hereto.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED


     /s/                                          /s/ Don signature  President
     -----------------                            -------------------
       The Company                                  The Investor